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                                                                   EXHIBIT 99.3

                         REGISTRATION RIGHTS AGREEMENT


    This Registration Rights Agreement (the "Agreement") is made and entered into as of March 24, 1997 by and between Media Logic, Inc., a Massachusetts corporation (the "Company"), and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

    This Agreement is made pursuant to the Subscription Agreement, dated as of the date hereof, between the Company and the Purchaser (the "Subscription Agreement"). In order to induce the Purchaser to enter into the Subscription Agreement, the Company has agreed to provide for the benefit of the Purchaser and the Other Purchasers (as defined below) of the Debentures (as defined below), and any subsequent holders of Registrable Securities (as defined below), the registration rights set forth in this Agreement.

    The Company proposes to enter into substantially this same form of registration rights agreement with certain other investors (the "Other Purchasers") and expects to complete sales of Debentures to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the other registration rights agreements executed by the Company and the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement Agent" shall mean Rochon Capital Group, Ltd.

    The parties hereby agree as follows:

1.  Definitions

    As used in this Agreement, the following capitalized terms shall have the following meanings:

    Closing Date: Has the meaning such term is given in the Subscription Agreement.

    Commission:  The Securities and Exchange Commission.

    Common Stock: The shares of common stock, par value $.01 per share of the Company.

    Confidential Offering Memorandum: The Offering Memorandum, including all exhibits thereto and documents incorporated by reference therein, dated March 17, 1997 prepared by the Company in connection with the private placement of the Debentures, as the same may be amended or supplemented from time to time.

    Conversion Notice: Has the meaning such term is given in the Certificate of Designations.

    Conversion Price: The Conversion Price has the meaning assigned to such term in the Certificate of Designations.

    Conversion Shares: Shares of Common Stock issuable upon the conversion of the Debentures. Each Debenture will be convertible into that number of Conversion Shares determined by dividing the subscription price of $10,000 per Debenture by the Conversion Price.

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    Debentures:  7% Convertible Subordinated Debentures Due 2000.

    Effective Date: The date that the Registration Statement is declared effective by the Commission.

    Exchange Act:  The Securities Exchange Act of 1934, as amended.

    Holder:  Each beneficial holder from time to time of Registrable
Securities.

    Indemnified Holder:  See Section 6(a).

    Interest Shares: Shares of Common Stock, or cash at the election of the Company, issuable to holders of Debentures as an interest payment equal to $700 per annum per Debenture, payable upon conversion by each holder of the Debentures, at the then-current Conversion Price.

    NASD:  National Association of Securities Dealers, Inc.

    Penalty Commencement Date: The earlier of (i) the fifth day after the Commission notifies the Company of the Commission's willingness to declare the Registration Statement effective, or (ii) the 90th calendar day after the Closing Date.

    Penalty Payment:  See Section 3.

    Penalty Shares:  See Section 3.

    Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

    Prospectus: The prospectus included in any Registration Statement, as supplemented by any prospectus supplement and as amended by all amendments, including post-effective amendments and all material incorporated by reference in such prospectus.

    Registrable Securities: The Underlying Common Shares; provided that an Underlying Common Share ceases to be a Registrable Security when it (i) has been effectively registered under Section 5 of the Securities Act and disposed of in accordance with any Registration Statement, (ii) is eligible for distribution to the public pursuant to Rule 144 under the Securities Act ("Rule 144") (or any similar provisions then in force) or (iii) is eligible for distribution to the public by the Holder pursuant to Rule 144(k) (or any similar provisions then in force).

    Registration Expenses:  See Section 5.

    Registration Statement: Any registration statement of the Company which, in accordance with Section 3 hereof, covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

    Securities Act:  The Securities Act of 1933, as amended.

    Subscription Date: March 28, 1997 or such other date agreed upon by the Company and

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the Placement Agent.

    Underlying Common Shares: The Conversion Shares, the Interest Shares and the Penalty Shares, including any shares of Common Stock which may be issuable by reason of the anti-dilution provisions of the Debentures.

2.  Securities Subject to this Agreement

    Each holder from time to time of Registrable Securities shall be entitled to the benefits of this Agreement. A Person is deemed to be a Holder of Registrable Securities whenever such Person is the beneficial owner of Registrable Securities. The Company is entitled to treat the record holder of Registrable Securities as beneficial owner of Registrable Securities unless otherwise notified by such holder.

3.  Registration Statement: Timing of Filing, Effectiveness and Period of
Usability

    Subject to the provisions of Section 4 hereof, the Company shall, as soon as possible after the Closing Date, prepare and file with the Commission a Registration Statement on Form S-3 (or any other form of registration statement on which it may file for registration under the Securities Act) registering resales of the Underlying Common Shares by the Holders from time to time through the automated quotation system of the American Stock Exchange or the facilities of any national securities exchange or the Nasdaq National Market if the Common Stock is then listed or quoted thereon or in privately-negotiated transactions. The Registration Statement shall register all of the Underlying Common Shares. The Company will use its best efforts to cause the initial Registration Statement to be declared effective by the Commission as soon as possible after the Closing Date. The Company hereby agrees that it shall (i) prepare and file such post-effective amendments to the initial Registration Statement and/or such additional Registration Statements as may be necessary to ensure that at all times there shall be registered with the Commission for resale by the Holders from time to time as provided in this Section 3 sufficient shares of Common Stock to account for all Underlying Common Shares which become issuable from time to time with respect to the Debentures (as a result of changes in the Conversion Price and/or issuances of Penalty Shares and by reason of the anti-dilution provisions of the Debentures), and (ii) cause such post-effective amendments to the initial Registration Statement and/or such additional Registration Statements to be declared effective by the Commission prior to the issuance of any shares of Common Stock covered thereby.

    If the Registration Statement is not declared effective by the Commission on or before the Penalty Commencement Date, the Company will have the obligation to pay penalty payments (the "Penalty Payments") at the rate of $200 per Debenture per month following the Penalty Commencement Date until the Registration Statement is declared effective. The first Penalty Payment shall be payable on the earlier to occur of the 30th calendar day following the Penalty Commencement Date or the date the Registration Statement is declared effective. Subsequent Penalty Payments shall be payable on each 30-day anniversary on the Penalty Commencement Date, except if the Registration Statement shall be declared effective prior thereto in which case the subsequent Penalty Payment shall be made concurrently with such effectiveness. Any date on which a Penalty Payment is required to be paid is referred to herein as a "Penalty Payment Date." Penalty Payments shall be paid to the holders of record of the Debentures on each Penalty Payment Date.
 With respect to Debentures which have been converted into Conversion Shares and Interest Shares prior to a Penalty Payment Date, the Penalty Payment with respect to such converted Debentures shall be paid to the holders on such Penalty Payment Date of the Conversion Shares and Interest Shares issued upon conversion of such Debentures, and the payments made thereto shall be made in proportion to the number of Conversion Shares and

Interest Shares issued upon conversion of such Debentures. The Company shall have the option to pay Penalty Payments in respect of the first two Penalty Payment Dates either in cash or in shares of Common Stock which shall be registered pursuant to the Registration Statement (the "Penalty Shares") together with the Conversion Shares and the Interest Shares, and Penalty Payments with respect to all subsequent Penalty Payment Dates shall be paid by the Company solely in cash. The Penalty Payment shall accrue and be prorated for partial months, assuming a 360-day year of twelve 30-day months. The number of Penalty Shares to be issued in payment of any Penalty Payment shall be determined by dividing the amount of such Penalty Payment by the average price of the Common Stock over the five (5) trading days preceding the applicable Penalty Payment Date.

    The Company agrees to use diligent efforts to keep the Registration Statement(s) continuously effective and usable for resale of Registrable Securities until two years (the "Effectiveness Period") from the Closing Date or such shorter period which will terminate when all Underlying Common Shares have ceased to be Registrable Securities.

4.  Registration Procedures

    In connection with the Company's obligation to file Registration Statements as provided in Section 3 hereof, the Company will as expeditiously as possible:

         (a) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for shelf registration or otherwise necessary to keep the Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

         (b) notify Purchaser and the Holders of Registrable Securities promptly, and confirm such advice in writing,

              (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

              (2) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and

              (3) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

         (c) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

         (d) furnish, without charge, to Purchaser and, upon request, each Holder of Registrable Securities, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

         (e) deliver to Purchaser and each Holder of Registrable Securities without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each Purchaser and each Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

         (f) use its reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities in such jurisdictions as the Holders may reasonably specify in response to inquiries to be made by the Company, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

         (g) if any event shall occur as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered by a Holder, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Holders of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (h) obtain a CUSIP number for all Registrable Securities (unless already obtained), not later than the Effective Date;

         (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (in accordance with Rule 158 thereunder or otherwise), no later than 45 days after the end of the 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the Effective Date, which statements shall cover said 12-month period;

         (j) if at any time an event of the kind described in Section 4(g) shall occur, notify Purchaser and the Holders of Registrable Securities that the use of the Prospectus must be discontinued (the Company will not declare any such "black-out" periods in excess of twenty business days during any twelve month period, unless otherwise required by law); and

         (k) on or prior to the date the Registration Statement is declared effective by the Commission, cause all of the Underlying Common Shares to be listed for trading on the American Stock Exchange (or on any other national securities exchange) on which the Company's Common Stock is then listed.

         Each Holder of Registrable Securities as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such Holder provided herein, to furnish to the Company such information regarding the distribution of such

Registrable Securities as the Company may from time to time reasonably request in writing.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company described in this paragraph 4(k), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(g) hereof, or until it is advised in writing by the Company (which notice the Company shall give as promptly as possible), that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.  Registration Expenses

    (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation:

         (1)  all registration, filing and listing fees;

         (2) the Company's printing, messenger, telephone and delivery expenses;

         (3)  fees and expenses of counsel for the Company;

         (4) fees and expenses of all independent certified public accountants of the Company (including the expenses of any special audit necessary to satisfy the requirements of the Securities Act);

         (5) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement; and

         (6) fees and expenses of one counsel to the holders of the Registrable Securities, not to exceed $5,000

(all such expenses being herein called "Registration Expenses"); shall be borne by the Company, regardless of whether the Registration Statement becomes effective.

    The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on a securities exchange or the American Stock Exchange.

6.  Indemnification and Contribution

    (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission thereof based upon information furnished in writing to the Company by such Holder or its agent expressly for use therein; provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission was completely corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Holder. This indemnity will be in addition to any liability which the Company may otherwise have.

    If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against any Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing (but the omission to so notify the Company shall not relieve it of any liability that it may have against any Indemnified Holder otherwise than under this subsection), and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses. Indemnified Holders shall have the right, collectively, to employ their own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Holders unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and have failed to employ counsel reasonably satisfactory to the Indemnified Holders in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include the Indemnified Holders and the Company, and the Indemnified Holders shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Holders which are different from or additional to those available to the Company (in which case, if the Indemnified Holders notify the Company in writing that they elect to employ their own counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Holders, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for the Indemnified Holders which firm shall be designated in writing by the Indemnified Holders representing at least a majority of the aggregate principal amount of the outstanding Registrable Securities). Any such fees and expenses payable by the Company shall be paid to the Indemnified Holders entitled thereto as incurred by the Indemnified Holders. The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless the Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

    (b) Indemnification by Holder of Registrable Securities. Each Holder of Registrable

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Securities agrees to indemnify and hold harmless the Company, its respective directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its respective directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company, and the Company or its respective directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. In no event shall the liability of any Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

    (c) Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or Section 6(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the sale of the Debentures to Purchaser pursuant to the Subscription Agreement on the one hand and each Holder of Registrable Securities from the offering of the Registrable Securities by such Holder, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Holder of Registrable Securities on the other in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as the other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Holder of Registrable Securities on the other shall be deemed to be in the same proportion as the aggregate amount paid by Purchaser to the Company pursuant to the Subscription Agreement for the Registrable Securities purchased by such Holder that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Holder paid for the Registrable Securities that were sold pursuant to the Registration Statement and the amount received by such Holder from such sale. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the particular Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this subsection (c) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable consideration referred to in the first sentence of this subsection (c). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending against any action or claim that is the subject of this subsection (c). Notwithstanding the provisions of this subsection (c), each Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.  Rule 144 and Rule 144A

    For so long as the Company is subject to the reporting requirements of
Section 13 or 15 of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder. If the Company is not subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company also covenants that it will provide the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder of Registrable Securities which continue to be "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and it will take such further action as any holder of such Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, so long as such provision does not require the public filing of information relating to the Company which the Company is not otherwise required to file, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rule or regulation hereafter adopted by the Commission that does not require the public filing of information relating to the Company. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

8.  Miscellaneous

    (a) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to their securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any such agreements.

    (b) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

    (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the Registrable Securities.

    (d) Notices. All notices, requests, consents and other communications hereunder shall be by telecopier, with a copy being mailed by a nationally recognized overnight express courier, and shall be deemed given when receipt is acknowledged by transmit confirmation report, and shall be delivered as addressed as follows:

         (1) if to the Purchaser, at the most current address given by the Purchaser to the Company in accordance with the provisions of this Section 8(d), which address initially is as set forth on the signature page hereto;

         (2) if to a Holder of Registrable Securities, at its address of record as indicated on the books of the transfer agent and registrar for the Registrable Securities; and

         (3) if to the Company, initially at its address set forth in Section 9 of the Subscription Agreement and thereafter at such other addresses, notice of which is given in accordance with the provisions of this Section 8(d).

    (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

    (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement. Facsimile signatures are considered to be originals and shall have the same effect.

    (g) Headings. The headings in this Agreement are for convenience of reference only and shall not affect the meanings herein.

    (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its rules as to conflicts of law) and the federal law of the United States of America.

    (i) Severability. In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

    (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Subscription Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    (k) Calculation of Majority. For purposes of determining whether the Holders of a majority of the Registrable Securities have taken action pursuant thereto, any Debentures then outstanding shall be deemed to have been converted into Underlying Common Shares, which shares shall be treated as outstanding for purposes hereof.

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

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             MEDIA LOGIC, INC.


                             By:________________________________
                                Name:   William E. Davis
                                Title:  Chief Executive Officer


                             Print or Type:

                             Name of Purchaser
                             (Individual or Institution):


                             ___________________________________

                             Name of Individual representing
                             Purchaser (if an Institution):


                             ___________________________________

                             Title of Individual representing
                             Purchaser (if an Institution):


                             ___________________________________


                             Signature by:

                             Individual Purchaser or Individual
                             representing Purchaser:


                             ___________________________________

                             Address: __________________________

                             Telephone: ________________________

                             Telecopier: _______________________


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